Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 26, 2016	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2016 Results

and Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended March 31, 2016.

The Company also announced today that the Board of Directors declared a quarterly cash dividend to common shareholders of fourteen cents ($0.14) per common share. The quarterly dividend is payable to common shareholders of record on May 6, 2016, and is expected to be paid on or about May 20, 2016. The current year marks the 31st consecutive year of cash dividends paid to stockholders.

First Quarter 2016 Highlights

o	Income Statement
o	Net income available to common shareholders increased $231 thousand, or 3.95%, compared to the same quarter of the prior year.
o	Diluted earnings per share was $0.34, an increase of $0.03, or 9.68%, compared to the same quarter of the prior year.
o	Core diluted earnings per common share increased $0.02 to $0.33 compared to the same quarter of the prior year.
o	Normalized net interest margin increased 24 basis points to 3.74% compared to the same quarter of the prior year.
o	The non-GAAP efficiency ratio improved 5 basis points to 61.41% compared with the same quarter of 2015.

o	Balance Sheet
o	The non-covered loan portfolio increased $62.39 million, or 3.84%, compared with December 31, 2015.
o	Book value per common share increased $0.20 to $19.15 compared with December 31, 2015.
o	The Company repurchased 487,739 common shares during the quarter.
o	The Company and its subsidiary bank both significantly exceed regulatory “well capitalized” targets as of March 31, 2016.

o	Asset Quality
o	Net charge-offs decreased $159 thousand, or 14.18%, compared to the same quarter of 2015.
o	Non-covered delinquent loans as a percentage of total non-covered loans decreased 31 basis points to 1.35% compared to the same period of the prior year.
o	Total non-covered nonperforming assets decreased $883 thousand compared to December 31, 2015, and decreased $509 thousand compared to March 31, 2015.
o	Net loan loss provision of $1.19 million was recognized to cover net charge-offs and the significant loan growth experienced during the quarter.

1

Financial Performance

CONDENSED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2016	2015	2015	2015	2015
Interest income
Interest and fees on loans	$21,573	$21,633	$22,259	$21,826	$21,914
Interest on securities	1,957	2,023	2,056	2,073	2,051
Interest on deposits in banks	20	21	33	80	133
Total interest income	23,550	23,677	24,348	23,979	24,098
Interest expense
Interest on deposits	1,114	1,202	1,384	1,562	1,730
Interest on borrowings	1,325	1,300	1,295	1,347	1,529
Total interest expense	2,439	2,502	2,679	2,909	3,259
Net interest income	21,111	21,175	21,669	21,070	20,839
Provision for (recovery of) loan losses	1,187	434	381	276	1,100
Net interest income after provision for loan losses	19,924	20,741	21,288	20,794	19,739
Total noninterest income	7,903	7,483	7,074	8,137	6,836
Total noninterest expense	18,814	19,083	19,019	20,289	17,780
Income before income taxes	9,013	9,141	9,343	8,642	8,795
Income tax expense	2,929	2,993	3,084	2,467	2,837
Net income	6,084	6,148	6,259	6,175	5,958
Dividends on preferred stock	-	-	-	-	105
Net income available to common shareholders	$6,084	$6,148	$6,259	$6,175	$5,853
Earnings per common share
Basic	$0.34	$0.34	$0.34	$0.33	$0.31
Diluted	0.34	0.34	0.34	0.33	0.31
Cash dividends per common share	0.14	0.14	0.14	0.13	0.13
Weighted average shares outstanding
Basic	17,859,197	18,193,824	18,470,348	18,831,907	18,633,574
Diluted	17,892,531	18,226,719	18,500,975	18,860,284	19,344,443
Performance ratios
Return on average assets	0.99%	0.99%	1.00%	0.97%	0.91%
Return on average common equity	7.15%	7.05%	7.18%	7.08%	6.91%
Return on average tangible common equity(1)	10.34%	10.17%	10.38%	10.19%	10.04%

(1)	A non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and preferred stock liquidation preference.

2

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
(Amounts in thousands, except per share data)
Net income, GAAP	$6,084	$6,148	$6,259	$6,175	$5,958
Non-GAAP adjustments:
Merger, acquisition, and divestiture expense	39	-	-	-	86
Net loss (gain) on sale of securities	(1)	7	39	(213)	23
FHLB debt prepayment fees	-	-	-	1,702	-
Other non-core, non-recurring items	(240)	31	(75)	(930)	(30)
Total adjustments to core earnings	(202)	38	(36)	559	79
Tax effect	(74)	14	(13)	630	29
Core earnings, non-GAAP(1)	$5,956	$6,172	$6,236	$6,104	$6,008
Core diluted earnings per common share	$0.33	$0.34	$0.34	$0.32	$0.31
Performance ratios
Core return on average assets	0.97%	0.99%	1.00%	0.96%	0.94%
Core return on average common equity	7.00%	7.08%	7.16%	7.00%	7.09%
Core return on average tangible common equity(2)	10.12%	10.21%	10.34%	10.07%	10.31%

(1)	A non-GAAP financial measure that excludes gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other non-recurring income and expense items from net income.
(2)	A non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and preferred stock liquidation preference.

The Company’s net income available to common shareholders increased $231 thousand, or 3.95%, to $6.08 million, or $0.34 per diluted common share for the first quarter of 2016 compared with $5.85 million, or $0.31 per diluted common share, in the same quarter of the prior year. The increase in net income was largely due to a $272 thousand increase in net interest income and a $1.07 million increase in noninterest income. These increases were offset by an $87 thousand increase in the provision for loan losses, a $1.03 million increase in noninterest expense, and a $92 thousand increase in income tax expense. The increase in net interest income was primarily due to decreases in deposit and borrowing costs.

3

Net Interest Income and Margin

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2016			2015
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,730,401	$21,599	5.02%	$1,678,118	$21,954	5.31%
Securities available for sale	354,582	2,268	2.57%	331,044	2,413	2.96%
Securities held to maturity	72,512	194	1.08%	65,923	186	1.14%
Interest-bearing deposits	15,591	20	0.52%	208,867	133	0.26%
Total earning assets	2,173,086	24,081	4.45%	2,283,952	24,686	4.38%
Other assets	297,156			318,856
Total assets	$2,470,242			$2,602,808
Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$342,524	$57	0.07%	$351,742	$52	0.06%
Savings deposits	535,769	66	0.05%	526,697	105	0.08%
Time deposits	533,635	991	0.75%	698,030	1,573	0.91%
Total interest-bearing deposits	1,411,928	1,114	0.32%	1,576,469	1,730	0.45%
Borrowings
Federal funds purchased	3,424	5	0.59%	-	-	-
Retail repurchase agreements	77,993	13	0.07%	67,853	20	0.12%
Wholesale repurchase agreements	50,000	468	3.76%	50,000	463	3.76%
FHLB advances and other borrowings	108,013	839	3.12%	106,621	1,046	3.98%
Total borrowings	239,430	1,325	2.23%	224,474	1,529	2.76%
Total interest-bearing liabilities	1,651,358	2,439	0.59%	1,800,943	3,259	0.73%
Noninterest-bearing demand deposits	448,849			427,313
Other liabilities	27,784			21,329
Total liabilities	2,127,991			2,249,585
Stockholders' equity	342,251			353,223
Total liabilities and stockholders' equity	$2,470,242			$2,602,808
Net interest income, FTE		$21,642			$21,427
Net interest rate spread			3.86%			3.65%
Net interest margin			4.01%			3.80%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

4

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended March 31,
	2016		2015
(Amounts in thousands)	Interest(1)	Average Yield/ Rate(1)	Interest(1)	Average Yield/ Rate(1)
Earning assets
Loans(2)	$21,599	5.02%	$21,954	5.31%
Accretion income	2,252		2,839
Less: cash accretion income	805		1,096
Non-cash accretion income	1,447		1,743
Loans, normalized(3)	20,152	4.68%	20,211	4.88%
Other earning assets	2,482	2.26%	2,732	1.83%
Total earning assets	22,634	4.19%	22,943	4.07%
Total interest-bearing liabilities	2,439	0.59%	3,259	0.73%
Net interest income, FTE(3)	$20,195		$19,684
Net interest rate spread, normalized(3)		3.60%		3.34%
Net interest margin, normalized(3)		3.74%		3.50%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.
(3)	A non-GAAP financial measure that excludes non-cash loan interest accretion related to PCI loans.

The tax equivalent net interest margin increased 21 basis points, or 5.53%, to 4.01% for the first quarter of 2016 compared with 3.80% for the same quarter of the prior year. The tax equivalent yield on loans decreased 29 basis points to 5.02% while the average loan balance increased $52.28 million, or 3.12%, to $1.73 billion. The increase in the average loan balance was primarily due to continued growth in the non-covered loan portfolio.

Non-cash purchased credit impaired (“PCI”) loan interest accretion decreased $296 thousand, or 16.98%, to $1.45 million for the first quarter of 2016 compared to $1.74 million for the same quarter of the prior year. The normalized net interest margin, which excludes non-cash loan interest accretion, increased 24 basis points and the normalized yield on loans decreased 20 basis points due to continued runoff and better than expected performance in the covered loan portfolio.

Deposit costs reflect a 13 basis point decrease in the average rate paid on interest-bearing deposits. The average rate paid on interest-bearing liabilities decreased 14 basis points to 0.59% for the first quarter of 2016 compared with the same quarter of 2015. The average balance of interest-bearing liabilities decreased $149.59 million, or 8.31%, to $1.65 billion for the first quarter of 2016 compared with the same quarter of 2015, which included a $164.54 million decrease in average interest-bearing deposits and a $14.96 million increase in average total borrowings.

5

Noninterest Income and Expense

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2016	2015	2015	2015	2015
Noninterest income
Wealth management	684	744	790	775	666
Service charges on deposits	3,291	3,563	3,744	3,507	2,903
Other service charges and fees	2,010	2,058	1,974	2,005	2,008
Insurance commissions	2,191	1,563	1,650	1,559	2,127
Net gain (loss) on sale of securities	1	(7)	(39)	213	(23)
Net FDIC indemnification asset amortization	(1,159)	(1,200)	(1,768)	(1,846)	(1,565)
Other operating income	885	762	723	1,924	720
Total noninterest income	7,903	7,483	7,074	8,137	6,836
Noninterest expense
Salaries and employee benefits	10,475	10,268	9,971	9,693	9,693
Occupancy expense	1,531	1,413	1,443	1,427	1,534
Furniture and equipment expense	1,096	1,345	1,259	1,358	1,237
Amortization of intangibles	278	281	281	279	277
FDIC premiums and assessments	374	332	377	389	415
FHLB debt prepayment fees	-	-	-	1,702	-
Merger, acquisition, and divestiture expense	39	-	-	-	86
Other operating expense	5,021	5,444	5,688	5,441	4,538
Total noninterest expense	18,814	19,083	19,019	20,289	17,780

Noninterest income increased $1.07 million, or 15.61%, for the first quarter of 2016 compared with the same quarter of 2015. The increase was largely due to a $406 thousand decrease in net negative amortization related to the FDIC indemnification asset as a result of continuing better than expected performance in the covered loan portfolio and a $388 thousand increase in service charges on deposits. Other operating income included a $364 thousand gain on the sale of fixed assets from previously closed branches offset by a $106 thousand decrease in secondary market lending income.

Noninterest expense increased $1.03 million, or 5.82%, for the first quarter of 2016 compared with the same quarter of 2015. The increase was largely due to a $782 thousand increase in salaries and employee benefits and $483 thousand increase in other operating expense. The increase in other operating expense included a $384 thousand increase in the net loss on sales and expenses associated with other real estate owned (“OREO”) and write-downs of certain long-term investments in land and buildings totaling $174 thousand.

6

Efficiency Ratio

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
(Amounts in thousands)
Noninterest expense, GAAP	$18,814	$19,083	$19,019	$20,289	$17,780
Non-GAAP adjustments
Merger, acquisition, and divestiture expense	(39)	-	-	-	(86)
FHLB debt prepayment fees	-	-	-	(1,702)	-
OREO expense and net loss	(711)	(475)	(1,220)	(416)	(327)
Other non-core, non-recurring items	(174)	(61)	15	(213)	-
Adjusted noninterest expense	17,890	18,547	17,814	17,958	17,367
Net interest income, GAAP	21,111	21,175	21,669	21,070	20,839
Noninterest income, GAAP	7,903	7,483	7,074	8,137	6,836
Non-GAAP adjustments
Tax equivalency adjustment	531	548	565	1,249	588
Net loss (gain) on sale of securities	(1)	7	39	(213)	23
Other non-core, non-recurring items	(414)	(30)	(60)	(1,143)	(30)
Adjusted net interest and noninterest income	29,130	29,183	29,287	29,100	28,256
Non-GAAP efficiency ratio(1)	61.41%	63.55%	60.83%	61.71%	61.46%
GAAP efficiency ratio	64.84%	66.59%	66.17%	69.47%	64.25%

(1)	A non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income.

7

Balance Sheet and Capital

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2016	2015	2015	2015	2015
Assets
Total cash and cash equivalents	39,587	51,787	62,024	92,602	207,024
Securities available for sale	338,469	366,173	382,212	376,191	351,454
Securities held to maturity	72,485	72,541	72,596	72,652	72,897
Loans held for sale	-	-	523	913	1,174
Loans held for investment, net of unearned income
Non-covered	1,685,891	1,623,506	1,600,271	1,564,655	1,558,310
Covered	76,538	83,035	90,203	102,634	112,724
Less allowance for loan losses	(20,467)	(20,233)	(20,127)	(20,258)	(20,252)
Loans held for investment, net	1,741,962	1,686,308	1,670,347	1,647,031	1,650,782
FDIC indemnification asset	18,787	20,844	22,049	23,653	26,053
Premises and equipment, net	50,799	52,756	53,442	54,112	54,955
Other real estate owned, non-covered	5,313	4,873	5,088	7,434	7,032
Other real estate owned, covered	2,279	4,034	4,079	5,382	5,834
Interest receivable	5,968	6,007	5,910	6,119	6,188
Goodwill	100,486	100,486	100,810	100,810	100,810
Other intangible assets	4,965	5,243	5,583	5,865	6,144
Other assets	89,187	91,224	93,453	99,034	95,497
Total assets	$2,470,287	$2,462,276	$2,477,593	$2,490,885	$2,584,670
Liabilities
Deposits
Noninterest-bearing	$453,336	$451,511	$442,021	$424,438	$433,422
Interest-bearing	1,421,329	1,421,748	1,460,881	1,495,783	1,557,767
Total deposits	1,874,665	1,873,259	1,902,902	1,920,221	1,991,189
Interest, taxes, and other liabilities	24,576	26,630	25,356	23,852	24,203
Federal funds purchased	18,000	-	-	-	-
Securities sold under agreements to repurchase	134,661	138,614	124,076	122,158	116,302
FHLB borrowings	65,000	65,000	65,000	65,000	90,000
Other borrowings	15,756	15,756	15,955	15,999	15,999
Total liabilities	2,132,658	2,119,259	2,133,289	2,147,230	2,237,693
Stockholders' equity
Common stock	21,382	21,382	21,382	21,382	21,382
Additional paid-in capital	227,725	227,692	227,621	227,616	227,782
Retained earnings	159,223	155,647	152,046	148,378	144,656
Treasury stock, at cost	(64,968)	(56,457)	(52,484)	(46,610)	(41,078)
Accumulated other comprehensive loss	(5,733)	(5,247)	(3,738)	(6,198)	(4,591)
Total stockholders' equity	337,629	343,017	344,827	344,568	348,151
Total liabilities and stockholders' equity	$2,470,287	$2,462,276	$2,478,116	$2,491,798	$2,585,844
Shares outstanding at period-end	17,631,011	18,098,141	18,313,425	18,641,966	18,965,274
Book value per common share(1)	$19.15	$18.95	$18.83	$18.48	$18.36
Tangible book value per common share(2)	13.17	13.11	13.02	12.76	12.72

(1)	Stockholders' equity divided by as-converted common shares outstanding
(2)	A non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding.

Consolidated assets increased $8.01 million, or 0.33%, as of March 31, 2016, compared with December 31, 2015. The change in consolidated assets was primarily driven by a $55.65 million increase in net loans offset by a $27.70 million decrease in securities available for sale and a $12.20 million decrease in cash and cash equivalents. Consolidated liabilities increased $13.40 million, or 0.63%, as of March 31, 2016, compared with December 31, 2015. The change in consolidated liabilities was driven by an $18.00 million increase in federal funds purchased.

Stockholders’ equity decreased $5.39 million, or 1.57%, as of March 31, 2016, compared with December 31, 2015. The Company repurchased 487,739 common shares at a weighted average cost of $18.14 per share and paid a cash dividend of $0.14 per common share during the first quarter of 2016. Book value per common share increased 1.06% to $19.15 as of March 31, 2016, compared with December 31, 2015. Tangible book value per common share increased 0.46% to $13.17 as of March 31, 2016, compared with December 31, 2015. The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2016.

8

Asset Quality

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2016	2015	2015	2015	2015
Allowance for Loan Losses
Beginning balance	$20,233	$20,127	$20,258	$20,252	$20,227
Provision for loan losses charged
to operations	1,187	434	381	276	1,100
Provision for (recovery of) loan losses recorded
through the FDIC indemnification asset	9	-	(75)	-	46
Charge-offs	(1,141)	(805)	(689)	(673)	(1,578)
Recoveries	179	477	252	403	457
Net (charge-offs) recoveries	(962)	(328)	(437)	(270)	(1,121)
Ending balance	$20,467	$20,233	$20,127	$20,258	$20,252
Nonperforming Assets
Non-covered nonperforming assets
Nonaccrual loans	$16,196	$17,847	$17,100	$15,936	$15,387
Accruing loans past due 90 days or more	243	-	3	-	-
Troubled debt restructurings ("TDRs")(1)	158	73	74	-	-
Total non-covered nonperforming loans	16,597	17,920	17,177	15,936	15,387
OREO	5,313	4,873	5,088	7,434	7,032
Total non-covered nonperforming assets	$21,910	$22,793	$22,265	$23,370	$22,419
Covered nonperforming assets
Nonaccrual loans	$1,955	$647	$815	$1,062	$2,780
Accruing loans past due 90 days or more	-	-	-	-	60
Total covered nonperforming loans	1,955	647	815	1,062	2,840
OREO	2,279	4,034	4,079	5,382	5,834
Total covered nonperforming assets	$4,234	$4,681	$4,894	$6,444	$8,674
Additional Information
Performing TDRs(2)	$13,474	$13,889	$13,965	$13,841	$14,025
Total TDRs(3)	13,632	13,962	14,039	13,841	14,025
Non-covered ratios
Nonperforming loans to total loans	0.98%	1.10%	1.07%	1.02%	0.99%
Nonperforming assets to total assets	0.92%	0.96%	0.93%	0.98%	0.91%
Non-PCI allowance to nonperforming loans	123.17%	112.61%	117.06%	126.41%	130.88%
Non-PCI allowance to total loans	1.21%	1.24%	1.26%	1.29%	1.29%
Annualized net charge-offs to average loans	0.23%	0.08%	0.11%	0.07%	0.29%
Total ratios
Nonperforming loans to total loans	1.05%	1.09%	1.06%	1.02%	1.09%
Nonperforming assets to total assets	1.06%	1.12%	1.10%	1.20%	1.20%
Allowance for loan losses to nonperforming loans	110.32%	108.97%	111.87%	119.18%	111.11%
Allowance for loan losses to total loans	1.16%	1.19%	1.19%	1.22%	1.21%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing total TDRs

The allowance for loan losses totaled $20.47 million as of March 31, 2016 and $20.23 million as of December 31, 2015. As of March 31, 2016, $20.44 million of the allowance was attributed to the non-PCI loan portfolio and $24 thousand was attributed to the PCI loan portfolio. Non-covered loans and OREO are those assets not covered by FDIC loss share agreements. Allowance activity in the first quarter of 2016 included a $1.19 million provision for loan losses charged to operations compared to $1.10 million for the same quarter of 2015. The provision for loan losses recorded through the FDIC indemnification asset totaled $9 thousand during the first quarter of 2016 compared to $46 thousand for the same quarter of 2015. The Company realized net charge-offs of $962 thousand in the first quarter of 2016, a decrease of $159 thousand, or 14.18%, compared to $1.12 million in the same quarter of 2015. The ratio of annualized net charge-offs to average non-covered loans was 0.23% for the first quarter of 2016 compared to 0.29% for the same quarter of the prior year.

9

Non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.35% as of March 31, 2016, compared to 1.66% for the same period of the prior year. Non-covered nonaccrual loans totaled $16.20 million as of March 31, 2016, compared to $17.85 million as of December 31, 2015. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 0.96%, compared to 1.10% at year-end 2015.

As of March 31, 2016, total nonperforming assets, including the covered and non-covered loan portfolios, consisted of $18.15 million in nonaccrual loans, $243 thousand in accruing loans 90 days or more past due, $158 thousand in unseasoned, accruing troubled debt restructurings, and $7.59 million in OREO. In comparison, total nonperforming assets consisted of $18.49 million in nonaccrual loans, $73 thousand in unseasoned, accruing troubled debt restructurings, and $8.91 million in OREO as of December 31, 2015. In addition, total non-covered nonperforming assets decreased $883 thousand, or 3.87%, as of March 31, 2016, compared to December 31, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance. The Company’s non-GAAP financial measure presented in this release include core earnings, the efficiency ratio, tangible book value per common share, average tangible common equity, and normalized net interest margin. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results. Management believes that the efficiency ratio provides important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions. The reconciliations of these measures to GAAP measures are provided within this news release.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 49 banking branch locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2016. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management and the Bank’s Trust Division, which collectively managed $755 million in combined assets as of March 31, 2016. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 9 insurance locations throughout Virginia, West Virginia, and North Carolina as of March 31, 2016. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.47 billion as of March 31, 2016. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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